UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2008

VIPR INDUSTRIES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

033-12877	47-0777141
(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place
100 King Street W. 37 th Floor
Toronto, Ontario, Canada M5X-1C9

(Address of principal executive offices and zip/postal Code)

(416) 644-8648

(Registrant's telephone number including area code)

(416) 352-5218

(Registrant's fax number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Departure Of Directors or Certain Officers, Election of Directors; Appointment of Principle Officers

(a)
At a speacial meeting of the Board Of Directors held on March 14, 2008, VIPR Industries (the “Company”) appointed one new officer / director. Effective immediately, Gabor Harsanyi, has been appointed as Chief Financial Officer of the Company. The Board Of Directors and/or Officers now consists of Mike Gerstner, JC Barbeck, and Gabor Harsanyi. Mr. Gerstner shall hold the positions of Chairman, President, Chief Executive Officer, and Director, JC Barbeck shall hold the position of Chief Operating Officer, and Director, Gabor Harsanyi shall be the companies Chief Financial Officer, and director. The Company anticipates appointing further key strategic personal to the Board in the very near term once it completes the interview process in its search for a suitable full time geologist.

(b)
Mike Gerstner, age 43, has been a successful businessman for over 20 years and has assisted many companies as a consultant in both operations and management. His experience in business transactions, knowledge of public company structure and financings, as well as corporate governance will make him a valued asset to the company. He will oversee the Board in order that the Company’s audit controls are strictly adhered to as well as approve and implement key decisions, material expenditure, and alterations to share capital. As of the date of this filing Mr. Gerstner is not a holder of any shares or options in the Company.

JC Barbeck, age 37, has been instrumental in raising venture capitol for IPO vehicles and has been a consultant for various established financial institutions for over ten years. His background in business and finance in the investment industry has enabled him to secure placement in such companies as High Grows LLC, where he was in charge of sales and development for Futures and options trading. JC Barbeck has also co-founded and was CEO of Avion Rising Inc., a private investment company that had interest in commercial real estate and acquired patents for quantum electrodynamics technology.
He has also brought together several key players and investors for various small to mid size firms. Mr. Barbeck has also been a supporter and an active fundraiser for Leading Edge Earth Products. A company within the building industry that has sold contracts to Louisiana and the state of Florida as a hurricane relief project. As of the date of this filing Mr. Barbeck is not a holder of any shares or options in the Company.

Gabor Harsanyi, age 58, has been operating as an entrepreneur in the business and real estate sector for over thirty years. After acquiring a degree in electrical engineering, he successfully ran a commercial and residential real estate company of over three hundred employees for five years. He then co-launched a public company, Leading Edge Earth Products and now is responsible for distributions and holds exclusive licensing rights for all of Mexico. Mr. Harsanyi also holds proprietary ownership of a technical trading software that he co-wrote which deals with futures and options trading on the S & P and the Dow. He has been hired by a number of banks and public companies over the years as a consultant and technical advisor. His acumen and leadership has turned companies around that were on the verge of bankruptcy through his “critical milestone” techniques. Mr. Harsanyi currently holds a black belt in Hapkido and teaches Bikrams Yoga. As of the date of this filing Mr. Harsanyi is not a holder of any shares or options in the Company.

(c)
The Company is in the process of drafting an Employee Stock Option Performance Plan which it anticipates implementing sometime within the next quarter.  Directors will be reimbursed for out-of-pocket expenses and travel expenses incurred on behalf of the Company.  The Company has been acquiring quotes to pay the Directors’ and Officers’ liability insurance policy premiums on behalf of the Board, which it anticipates completing sometime within the next quarter

Section 4 - Matters related To Accountants and Financial Statements

Item 4.01. Changes in Registrants Certifying General Accountant

On February 14, 2008, the Company engaged the services of Accounting and Auditing Firm, Chisholm, Bierwolf and Nilson to act on the company’s behalf as its Independent Auditor. The firm has been retained to perform an audit on its recently filed financial statements for years 2006, 2007. A retainer was advanced by the Company

Section 8 - Other Events

Item 8.01

The Company has initiated the process of drafting a Form 10 in order to be filed with the SEC to obtain approval to list on the OTCBB stock exchange in an effort to become a fully reporting issuer under the rules of the exchange act of 1934. The Form 10 is expected to be filed shortly after its audit has been completed by its independent auditor Chisholm, Bierwolf and Nilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPR Industries Inc. (Registrant)

Date: March 18, 2008	By:	/s/ Mike Gerstner
Mike Gerstner
President, CEO

This filing may contain certain forward-looking statements which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of the Company to control.

Certain statements in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical facts but rather reflect the Company’s current expectations concerning future results and events .The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.